EXHIBIT 10.11

Dear                     :

We are pleased to inform you that on                      (the “Grant Date”), pursuant to the Unigene Laboratories, Inc. 2006 Stock-Based Incentive Compensation Plan, as amended (the “Plan”), the Compensation Committee of the Board of Directors (the “Committee”) of Unigene Laboratories, Inc. (the “Company”) granted you              shares of the Company’s common stock, par value $0.01 (hereinafter either the “Restricted Stock” or “Award”), subject to the restrictions set forth below.

This Award is subject to the applicable terms and conditions of the Plan, which are incorporated herein by reference, and in the event of any contradiction, distinction or difference between this letter and the terms of the Plan, the terms of the Plan will control. Unless otherwise stated, all capitalized terms used herein have the meanings set forth in the Plan. By accepting this Award you (i) acknowledge that you have received and read a copy of the Plan and understand its terms and (ii) acknowledge that with respect to this Award and the Restricted Stock, you are bound by the terms of the Plan.

Subject to your continued employment with the Company, the restrictions applicable to your Restricted Stock will lapse as to          of the Award on                     , the              anniversary of the Grant Date. Prior to vesting, the Restricted Stock is not transferable, except, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners.

Should your employment with the Company terminate for any reason (including by reason of death or disability) before any portion of your Award vests, then that portion of your Award shall be forfeited with no further compensation due to you. Finally, if you are terminated by the Company for Cause, your entire Award, regardless of whether any or all of the shares of Restricted Stock that relate to such Award are vested, shall be forfeited and you will be required to return all such shares (or the cash value) to the Company.

In the event that a Change in Control occurs during your service with the Company, the Committee will determine at the time of such Change in Control if unvested portions of the Award will vest in full.

In conjunction with your acceptance of this Award, you agree to deliver a signed and undated stock power to the Company or the Company’s designee authorizing the Committee to transfer title to the certificate(s) representing any shares of Restricted Stock that do not become vested.

When each portion of your Award vests, you must make appropriate arrangements with the Company to provide for the withholding of the taxes that will be due with respect to this Award as it vests. As promptly thereafter as possible, the Company will issue to you, or if such certificates were previous issued, the Company will deliver to you, certificates for Common Stock in respect of your vested Award, designating you as the registered owner.

The construction and interpretation of any provision of this Award or the Plan shall be final and conclusive when made by the Committee.

Nothing in this letter shall confer on you the right to continue in the service of the Company or interfere in any way with the right of the Company to terminate your service at any time.

You should sign and return a copy of this agreement to the Vice President of Finance indicating your agreement to the terms of this letter and the Award granted hereby. This acknowledgement must be returned within fifteen (15) days; otherwise, the Award will lapse and become null and void. Your signature will also acknowledge that this letter reflects our final agreement regarding the Award granted hereunder and supersedes any prior written or oral agreement, understanding or communication otherwise regarding your Award, and that you have received and reviewed the Plan and that you agree to abide by the applicable terms of these documents as provided herein.

Very truly yours,

Enclosures

The undersigned hereby agrees to the foregoing:

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